UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2021

NantHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37792	27-3019889
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9920 Jefferson Boulevard

Culver City, California 90232

(Address of principal executive offices, including zip code)

(310) 883-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §(§240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

4.50% Convertible Notes due 2026

As previously disclosed, on April 13, 2021, NantHealth, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with NaviNet, Inc. (the “Guarantor”) and each of the investors listed on the Schedule of Buyers thereto (the “Investors”), including Nant Capital, LLC, an entity affiliated with Dr. Soon-Shiong, the Company’s Chief Executive Officer and Chairman, to issue and sell $137.5 million in aggregate principal amount of its 4.50% Convertible Senior Notes due 2026 (the “2026 Notes”) in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) of the Securities Act. The 2026 Notes were issued on April 27, 2021.

Amended and Restated Promissory Notes

On April 27, 2021, in connection with the issuance of the 2026 Notes, the Company entered into a third Amended and Restated Promissory Note which amends and restates the Amended and Restated Promissory Note, dated January 4, 2016, as amended on May 9, 2016, and on December 15, 2016, between the Company and Nant Capital LLC, an affiliate of the Company, (as so amended, the “First Promissory Note”), to, among other things, extend the maturity date of the First Promissory Note to October 1, 2026 and to subordinate the First Promissory Note in right of payment to the 2026 Notes.

On April 27, 2021, in connection with the issuance of the 2026 Notes, the Company entered into a second Amended and Restated Promissory Note which amends and restates the Amended and Restated Promissory Note, dated August 8, 2018, as amended on December 31, 2020, between the Company and Nant Capital LLC, an affiliate of the Company, (as so amended, the “Second Promissory Note”, together with the First Promissory Note, the “Promissory Notes”), to, among other things, extend the maturity date of the Second Promissory Note to December 31, 2026 and to subordinate the Second Promissory Note in right of payment to the 2026 Notes.

The description of the Promissory Notes contained herein is qualified in its entirety by reference to the First Promissory Note attached as Exhibit 10.1 and the Second Promissory Note attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On April 27, 2021, in connection with the issuance of the 2026 Notes, the Company and the Investors entered into a Resale Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to, among other things, file a registration statement under the Securities Act to register the resale of all Registrable Securities (as defined in the Registration Rights Agreement).

The description of the Registration Rights Agreement contained herein is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

On April 27, 2021, the Company and the Guarantor entered into an indenture (the “Indenture”) by and among the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Company issued the 2026 Notes. The 2026 Notes will bear interest at a rate of 4.50% per year, payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2021. The 2026 Notes will mature on April 15, 2026, unless earlier repurchased, redeemed or converted.

The 2026 Notes are the Company’s general unsecured obligations and are initially guaranteed on a senior unsecured basis by the Guarantor.

The initial conversion rate of the 2026 Notes is 259.8753 shares of common stock per $1,000 principal amount of 2026 Notes (which is equivalent to an initial conversion price of approximately $3.85 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events in accordance with the terms of the Indenture but will not be adjusted for accrued and unpaid interest.

Holders of the 2026 Notes may convert all or a portion of their 2026 Notes, in multiples of $1,000 principal amount, at any time prior to the close of business on the business day immediately preceding the maturity date. Upon conversion, the 2026 Notes will be settled in cash, shares of the Company’s common stock or any combination thereof at the Company’s option.

The Company may not redeem the 2026 Notes prior to April 20, 2024. The Company may redeem for cash all or any portion of the 2026 Notes, at its option, on or after April 20, 2024, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus any accrued and unpaid special interest to, but excluding, the redemption date. No sinking fund is provided for the 2026 Notes, which means that the Company is not required to redeem or retire the 2026 Notes periodically.

Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to purchase all or a portion of the 2026 Notes in principal amounts of $1,000 or an integral multiple thereof, for cash at a price equal to 100% of the principal amount of the 2026 Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

For so long as at least $25 million principal amount of the 2026 Notes are outstanding, the Indenture restricts the Company or any of its subsidiaries from creating, assuming or incurring any indebtedness owing to any of the Company’s affiliates (other than intercompany indebtedness between the Company and its subsidiaries and other than any 2021 Notes (as defined below) or 2026 Notes held by the Company’s affiliates), or prepaying any such indebtedness, subject to certain exceptions, unless certain conditions described in the Indenture have been satisfied.

The following events are considered “events of default” with respect to the 2026 Notes, which may result in the acceleration of the maturity of the 2026 Notes:

(1)	the Company defaults in any payment of interest on the 2026 Notes when due and payable and the default continues for a period of 30 days;

(2)

the Company defaults in the payment of principal on the 2026 Notes when due and payable at the stated maturity, upon redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)

failure by the Company to comply with its obligation to convert the 2026 Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of five business days;

(4)	failure by the Company to give a fundamental change notice or notice of a specified corporate transaction when due with respect to the 2026 Notes;

(5)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6)

failure by the Company to comply with any of its other agreements contained in the 2026 Notes or the Indenture, for a period 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the 2026 Notes then outstanding has been received;

(7)

default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $17.5 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such default is not rescinded or annulled or such failure to pay or default shall not have been cured or waived, such acceleration is not rescinded or such indebtedness is not discharged, as the case may be, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of 2026 Notes then outstanding in accordance with the Indenture; or

(8)	certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding 2026 Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the 2026 Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the 2026 Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest on the 2026 Notes, if any, will be due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of 2026 Note, which are filed as Exhibit 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In connection with the issuance of the Securities, on April 27, 2021, the Company provided a notice of a fundamental change (as defined in the indenture governing the Company’s 5.50% Convertible Senior Note due 2021 (the “2021 Notes”)) and an offer to repurchase all of the Company’s outstanding 2021 Notes. Any 2021 Notes properly tendered pursuant to such offer to purchase shall be purchased on May 25, 2021 (the “Repurchase Date”) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Repurchase Date.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated April 27, 2021, among NantHealth, Inc., NaviNet, Inc. and U.S. Bank National Association.

4.2	Form of 4.50% Convertible Senior Note due 2026 (included in Exhibit 4.1).

10.1	Third Amended and Restated Promissory Note, dated April 27, 2021, by and between NantHealth, Inc. and Nant Capital LLC.

10.2	Second Amended and Restated Promissory Note, dated April 27, 2021, by and between NantHealth, Inc. and Nant Capital LLC.

10.3	Resale Registration Rights Agreement, dated April 27, 2021, by and among NantHealth, Inc. and certain buyers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NANTHEALTH, INC.

April 27, 2021	By:	/s/ Bob Petrou
Name: Bob Petrou
Title: Chief Financial Officer